EXHIBIT 10.26

Grant Year 20__
Director Stock Option Agreement

The PMI Group, Inc. (The  “Company”) hereby grants you, __________________ (the “Director”), a stock option under the Company’s Amended and Restated Equity Incentive Plan, as amended (the “Plan”), to purchase shares of common stock of the Company (“Stock”).  The date of this Agreement is _____________, 20__ (“Agreement”).  Subject to certain conditions, the latest date this option will expire is _____________, 20__ (the “Expiration Date”). Subject to the provisions of Appendix A and of the Plan, the principal features of this option are as described below.

Maximum Number of Shares
Purchasable with this Option:	Price per Share:

Scheduled Vesting Date	Number of Shares

Event Triggering Option Termination	Maximum Time to Exercise After Triggering Event*

Termination of Board Membership prior to age 70
(except for Disability or Death)	5 years
Termination of Board Membership at or after age 70
(except for Disability or Death)	5 years
Termination of Board membership due to Disability	5 years
Termination of Board membership due to Death	5 years

          *     However, in no event may this option be exercised after the Expiration Date.

IMPORTANT

IT IS YOUR RESPONSIBILITY TO EXERCISE THIS OPTION BEFORE IT EXPIRES.

YOUR SIGNATURE BELOW INDICATES YOUR AGREEMENT AND UNDERSTANDING THAT THIS OPTION IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS CONTAINED IN THE PLAN. PLEASE BE SURE TO READ APPENDIX A.

Date	Date

Return in the attached envelope to _________, by _____________, 20__

THE PMI GROUP, INC.
AMENDED AND RESTATED EQUITY INCENTIVE PLAN

20__ - 20__ Equity Grants

Appendix A

1.

Exercise Price:  The options have a per share exercise price equal to the fair market value of a share of common stock on the grant date (____________, 20__).  Fair market value shall be the average of the high and low price per share for the stock as quoted on the NYSE on the date of grant.

2.	Vesting: The options shall vest on the first anniversary of the grant.

3.	Term: Options have a maximum exercise term of ten years.

4.

General Terms:  All the general provisions of the Amended and Restated Equity Incentive Plan, as amended, shall apply, including, but not limited to, vesting upon a change of control, upon death, disability or retirement.